EXHIBIT 10.1

SECOND AMENDMENT
TO CREDIT AND GUARANTY AGREEMENT
SECOND AMENDMENT (this “Agreement”) dated as of February 28, 2019 among BlueLinx Holdings Inc. (the “Borrower”), the “Guarantors” referred to on the signature pages hereto, the Lenders executing this Agreement on the signature pages hereto and HPS INVESTMENT PARTNERS, LLC, in its capacity as Administrative Agent (the “Administrative Agent”) under the Credit Agreement referred to below.
WHEREAS, the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent are parties to that certain Credit and Guaranty Agreement, dated as of April 13, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).
WHEREAS, the Credit Parties, the Lenders party hereto constituting the Requisite Lenders and the Administrative Agent desire to amend the Credit Agreement on the terms set forth herein.
NOW THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement, after giving effect to this Agreement, are used herein as defined therein. This Agreement shall constitute a Credit Document for all purposes of the Credit Agreement and the other Credit Documents.
Section 2.Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, effective as of the Second Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(a)The following new definitions shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
““2019 Leaseback Properties” means the Initial Leaseback Properties or the Other Leaseback Properties set forth in Exhibit A to the Second Amendment Fee Letter.
“2019 Leaseback Transactions” has the meaning assigned to that term in Section 6.8(h).
“Initial Leaseback Properties” has the meaning assigned to that term in the Second Amendment Fee Letter.
“Other Leaseback Properties” has the meaning assigned to that term in the Second Amendment Fee Letter.
“Second Amendment” means that certain Second Amendment to Credit and Guaranty Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, the “Guarantors” referred to the on the signature pages thereto, the Lenders party thereto and the Administrative Agent.
“Second Amendment Effective Date” February 28, 2019.

“Second Amendment Fee Letter” means that certain Fee Letter dated as of the Second Amendment Effective Date among the Borrower and the Administrative Agent.
(b)The definition of “Applicable Make-Whole Amount” shall be restated in its entirety as follows:
““Applicable Make-Whole Amount” means, with respect to any repayment or prepayment of the Loans (other than (i) a prepayment pursuant to Section 2.10(c) and (ii) a prepayment made with the proceeds of the Specified Properties to the extent set forth in clause (C)(1) of the proviso to Section 2.11), an amount equal to the amount of interest that would have been paid on the principal amount of the Loans being so repaid or prepaid for the period from and including the date of such repayment or prepayment to but excluding the date that is the one (1) year anniversary of the Second Amendment Effective Date (in each case, calculated on the basis of the interest rate with respect to the Loans that is in effect on the date of such repayment or prepayment and on the basis of actual days elapsed over a year of three hundred sixty-five (365) days).”
(c)The definition of “Asset Sale” shall be amended by adding the following sentence at the end thereof:
“The 2019 Leaseback Transactions shall constitute an Asset Sale.”
(d)The definition of “Credit Document” shall be restated in its entirety as follows:
““Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Second Amendment Fee Letter, and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of the Administrative Agent or any Lender in connection with this Agreement on or after the date hereof.”
(e)Clause (a) of Section 1.4 of the Credit Agreement shall be restated in its entirety as follows:
“(a) Notwithstanding anything to the contrary herein, the Total Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.4. When calculating the Total Net Leverage Ratio for purposes of Section 2.10(e) and Section 6.7, any events described in this Section 1.4 that occurred subsequent to the end of the applicable Measurement Period shall not be given pro forma effect, unless otherwise specified in Section 1.4(d) below.”
(f)Section 1.4 of the Credit Agreement shall be further amended by adding the following new clause (d) at the end of such Section:
“(d) Additionally, in the event that the Borrower or any Subsidiary enters into one or more 2019 Leaseback Transactions (x) after the end of the first Fiscal Quarter of Fiscal Year 2019 but on or prior to the date required by Section 5.1 of this Agreement for the delivery of Borrower’s financial statements for the first Fiscal Quarter of Fiscal Year 2019, and/or (y) after the end of the second Fiscal Quarter of Fiscal Year 2019 but on or prior to the date required by Section 5.1 of this Agreement for the delivery of Borrower’s financial statements for the second Fiscal Quarter of Fiscal Year 2019, pro forma effect shall be given to (i) the repayment of Indebtedness pursuant to Section 2.10(c) with the Net Asset Sale Proceeds from such 2019 Leaseback Transactions (including any repayment of Indebtedness under the ABL Credit Agreement) for purposes of the calculations of Consolidated Total Debt and the Total Net Leverage Ratio as if the same had occurred, in the case of clause (x) above, on the last day of the Measurement Period for the first Fiscal Quarter of Fiscal Year 2019, and in the case of clause (y) above, on the last day of the Measurement Period for the second Fiscal Quarter of Fiscal Year 2019, and (ii) such 2019 Leaseback Transactions for purposes of the calculation of Consolidated EBITDA as if the same had occurred, in the case of clause (x) above, on the last day of the Measurement Period for the first Fiscal Quarter of Fiscal Year 2019, and in the case of clause (y) above, on the last day of the Measurement Period for the second Fiscal Quarter of Fiscal Year 2019.
(g)Section 2.10(a) of the Credit Agreement shall be amended by adding the following sentence at the end thereof:
“Notwithstanding the foregoing provisions of this Section 2.10(a), the Net Asset Sale Proceeds of the 2019 Leaseback Transactions shall be excluded from the requirements of this Section 2.10(a) and shall instead be required to repay the Loans and applied in accordance with Section 2.10(c) of this Agreement.”
(h)Section 2.10(c) of the Credit Agreement shall be restated in its entirety as follows:
“(c)    2019 Leaseback Transaction Proceeds. Not later than two (2) Business Days after receipt of the Net Asset Sale Proceeds of any 2019 Leaseback Transaction, the Borrower shall apply such Net Asset Sale Proceeds as follows:
(i)    the first $30,000,000 of Net Asset Sale Proceeds for all such 2019 Leaseback Transactions shall be paid to the Administrative Agent, for the account of the Lenders, for application to the prepayment of the principal amount of the Loans, together with accrued interest thereon and the Prepayment Premium payable pursuant to Section 2.11; and
(ii)     thereafter, any remaining Net Asset Sale Proceeds in an aggregate amount in excess of $30,000,000 for all such 2019 Leaseback Transactions, after giving effect to the payments specified in the foregoing clause (i), shall be applied to repay Indebtedness under the ABL Credit Agreement.”
(i)Section 2.11 of the Credit Agreement shall be restated in its entirety as follows:
“2.11    Prepayment Premium. In the event that all or any portion of the Loans is repaid or prepaid for any reason (including as a result of any mandatory prepayments, voluntary prepayments, payments made following acceleration of the Loans or after an Event of Default but excluding payments of the purchase price in connection with an assignment of the Loans made pursuant to Section 2.20(b)) prior to the fourth anniversary of the Second Amendment Effective Date, such repayments or prepayments will be made together with a premium equal to (i) 3.00% of the amount repaid or prepaid and accompanied by the Applicable Make-Whole Amount as of the date of such repayment or prepayment, if such repayment or prepayment occurs on or prior to the first anniversary of the Second Amendment Effective Date, (ii) 3.00% of the amount repaid or prepaid, if such repayment or prepayment occurs after the first anniversary of the Second Amendment Effective Date but on or prior to the second anniversary of the Second Amendment Effective Date, (iii) 2.00% of the amount repaid or prepaid, if such repayment or prepayment occurs after the second anniversary of the Second Amendment Effective Date but on or prior to the third anniversary of the Second Amendment Effective Date and (iv) 1.00% of the amount repaid or prepaid, if such repayment or prepayment occurs after the third anniversary of the Second Amendment Effective Date but on or prior to the fourth anniversary of the Second Amendment Effective Date (the foregoing premiums (including the

Applicable Make-Whole Amount), the “Prepayment Premium”); provided that (A) the Prepayment Premium shall not apply to (1) scheduled amortization Installment payments made by Borrower pursuant to Section 2.8, (2) mandatory prepayments by Borrower pursuant to Section 2.10(b), Sections 2.10(e), 2.10(f) and 2.10(g), and (3) mandatory prepayments by Borrower pursuant to Sections 2.10(a) and 2.10(c) that do not exceed $15,000,000 in the aggregate during the term of this Agreement, (B) in the case of mandatory prepayments by Borrower with the Net Asset Sale Proceeds of a 2019 Leaseback Transaction pursuant to Section 2.10(c), the Applicable Make-Whole Amount component of the Prepayment Premium shall not apply and such prepayments will be made together with a premium equal to 3.00% of the amount prepaid (except to the extent permitted by the immediately preceding clause (A)(3)), and (C) in the case of prepayments of the Loans made with the proceeds of the Specified Properties made on or prior to the first anniversary of the Second Amendment Effective Date, (1) for the first $25,000,000 of such prepayments of the Loans, the Applicable Make-Whole Amount component of the Prepayment Premium shall not apply and such prepayments will be made together with a premium equal to 3.00% of the amount prepaid, and (2) for such prepayments of the Loans in excess of the amount specified in the immediately preceding sub-clause (1), the Prepayment Premium (including the Applicable Make-Whole Amount component thereof) shall apply. If the Loans are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the amount of principal of and premium on the Loans that becomes due and payable shall equal 100% of the principal amount of the Loans plus the Prepayment Premium in effect on the date of such acceleration or such other prior due date, as if such acceleration or other occurrence were a voluntary prepayment of the Loans accelerated or otherwise becoming due. Without limiting the generality of the foregoing, it is understood and agreed that if the Loans are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Prepayment Premium applicable with respect to a voluntary prepayment of the Loans will also be due and payable on the date of such acceleration or such other prior due date as though the Loans were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s loss as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Lender and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.”

(j)Section 2.12(b) of the Credit Agreement shall be amended by adding the following sentence at the end thereof:
“Notwithstanding the foregoing, any amount required to be paid pursuant to Section 2.10(c) with the Net Asset Sale Proceeds of the 2019 Leaseback Transactions shall be applied to the remaining scheduled amortization Installments of principal of the Loans (including the final payment) in inverse order of maturity.”
(k)Section 5.1(a) of the Credit Agreement shall be amended and restated in its entirety as follows:
“(a)    Monthly Reports. As soon as available, and in any event, within forty-five (45) days after the end of the first fiscal month ending after the Closing Date, and within thirty (30) days after the end of each fiscal month ending thereafter (other than a fiscal month that is the end of a fiscal quarter), and within forty-five (45) days after the end of each fiscal month that is the end of a fiscal quarter), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such month and for the period from the beginning of the current Fiscal Year to the end of such month, all in reasonable detail;”
(l)Clause (i) of Section 6.1 of the Credit Agreement shall be restated in its entirety as follows:
“(x) Attributable Indebtedness with respect to the 2019 Leaseback Transactions, (y) Attributable Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed $15,000,000 at any time, provided that the dollar cap set forth in this clause (y) shall be reduced dollar for dollar by the amount of Attributable Indebtedness with respect to the 2019 Leaseback Transactions incurred or assumed pursuant to the immediately preceding clause (x), and (z) Indebtedness of the Borrower or its Subsidiaries with respect to Capital Lease obligations and purchase money obligations in an aggregate amount not to exceed the greater of $30,000,000 and 29.0% of Consolidated EBITDA as of the most recently ended Measurement Period; provided that any such Indebtedness (i) is issued and any Liens securing such Indebtedness are created within 180 days after the acquisition, construction, lease or improvement of the asset financed, and (ii) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness;”
(m)Section 6.7 of the Credit Agreement shall be restated in its entirety as follows:
“6.7    Financial Covenant The Total Net Leverage Ratio as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending September 29, 2018) shall not exceed the corresponding ratio set forth below:

Fiscal Quarter Ending	Total Net Leverage Ratio
September 29, 2018	8.25 to 1.00
December 29, 2018	6.75 to 1.00
March 30, 2019	8.00 to 1.00
June 29, 2019	8.25 to 1.00
September 28, 2019	6.75 to 1.00
December 28, 2019	5.50 to 1.00
March 28, 2020	5.75 to 1.00
June 27, 2020	5.50 to 1.00
September 26, 2020	5.00 to 1.00
January 2, 2021	4.00 to 1.00
April 3, 2021	4.50 to 1.00
July 3, 2021	4.50 to 1.00
September 26, 2021	4.25 to 1.00
Thereafter	3.50 to 1.00
(n)Section 6.8 of the Credit Agreement is hereby amended by (i) deleting the reference to “and” at the end of clause (f) there, (ii) replacing the period at the end of clause (g) thereof with “; and” and (iii) adding a new clause (h) thereto and sentence at the end thereof as follows:
“(h)    one or more Sale and Leaseback Transactions in respect of the 2019 Leaseback Properties (the “2019 Leaseback Transactions”), so long as (A) no Event of Default shall have occurred and be continuing, or would result therefrom, and after giving effect to such transaction, the Borrower shall be in Pro Forma Compliance (determined in accordance with Section 1.4(d)) with Section 6.7 of the Credit Agreement for the Measurement Period most recently ended, (B) such 2019 Leaseback Transactions shall be completed within (x) six (6) months after the Second Amendment Effective Date in the case of any Initial Leaseback Property, provided that if the Borrower has entered into a binding contract for the sale and leaseback of such Initial Leaseback Property within six (6) months after the Second Amendment Effective Date, the period specified in this sub-clause (x) to consummate such 2019 Leaseback Transaction shall be extended to nine (9) months after the Second Amendment Effective Date, or (y) nine months of the Second Amendment Effective Date in the case of any Other Leaseback Property, (C) the aggregate Fair Market Value of all such properties sold in such 2019 Leaseback Transactions does not exceed $50,000,000 and the consideration received therefor shall be (i) in an amount at least equal to the Fair Market Value thereof (determined in good faith by the Board of Directors of the Borrower (or similar governing body)) and (ii) paid solely in Cash, and (D) not later than two (2) Business Days after receipt of the Net Asset Sale Proceeds of the 2019 Leaseback Transactions, the Borrower shall apply the proceeds as required by Section 2.10(c).
Notwithstanding the foregoing provisions of this Section 6.8 or the provisions of Section 6.10 to the contrary, the 2019 Leaseback Transactions shall be permitted to made under Section 6.8(h) but not any other clause of this Section 6.8 or Section 6.10.”
(o)Section 6.10 of the Credit Agreement is hereby amended and restated as follows:

“6.10    Sale and Lease Back Transactions. Except as set forth in Schedule 6.10, and except for the 2019 Leaseback Transactions made pursuant to Section 6.8(h), no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which a Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by a Credit Party to any Person in connection with such lease (each, a “Sale and Leaseback Transaction”) unless (i) such Sale and Leaseback Transaction is permitted by Section 6.8(g) and is consummated within ninety (90) days after the date on which such property is sold or transferred, and (ii) after giving pro forma effect to the Sale and Leaseback Transaction, the Attributable Indebtedness with respect to such Sale and Leaseback Transaction would be permitted under Section 6.1(i)(y); provided that (A) no Sale and Leaseback Transactions shall be permitted pursuant to this Section 6.10 prior to the nine (9) month anniversary of the Second Amendment Effective Date and (B) the aggregate Fair Market Value of all property subject to Sale and Leaseback Transactions made pursuant to this Section 6.10 shall not exceed $15,000,000 in the aggregate during the term of this Agreement; provided that the dollar cap set forth in this clause (B) shall be reduced dollar for dollar by the Fair Market Value of all property sold pursuant to the 2019 Leaseback Transactions. Notwithstanding the foregoing, it is understood that the 2019 Leaseback Transactions shall be permitted to be made pursuant to Section 6.8(h).”
Section 3.Representations and Warranties. Each Credit Party represents and warrants to each Agent and the Lenders that, after giving effect to this Agreement, (a) the representations and warranties set forth in Section 4 of the Credit Agreement, and in each of the other Credit Documents, are true and complete in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 4 to “this Agreement” included reference to the Credit Agreement after giving effect to this Agreement and (b) no Default or Event of Default has occurred and is continuing as of the date hereof.
Section 4.Conditions Precedent. The amendments set forth in Section 2 hereof shall each become effective, as of the date hereof (the “Second Amendment Effective Date”), upon satisfaction of the following conditions:
(a)Execution. The Administrative Agent shall have received counterparts of (i) this Agreement executed by the Borrower, the Guarantors party to the Credit Agreement and Lenders party to the Credit Agreement constituting the Requisite Lenders and (ii) the Second Amendment Fee Letter executed by the Borrower.
(b)Corporate Authorizations. The Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent resolutions of the board of directors or similar governing body of the Borrower approving and authorizing the execution, delivery and performance of the Agreement as of the date hereof, certified as of the date hereof by its secretary or an assistant secretary as being in full force and effect without modification or amendment.
(c)Expenses. The Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements due and payable under the Credit Documents on or prior to the date hereof, including all reasonable and documented out-of-pocket fees, charges and disbursements of Administrative Agent and counsel to Administrative Agent.
Section 5.[Reserved].
Section 6.No Novation or Mutual Departure. The Borrower expressly acknowledges and agrees that there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any other Credit Document, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 hereof.

Section 7.Confirmation. Each Credit Party (a) confirms its obligations under the Collateral Documents, (b) confirms that its Obligations under the Credit Agreement as modified hereby are entitled to the benefits of the pledges set forth in the Collateral Documents, (c) confirms that its Obligations under the Credit Agreement as modified hereby constitute “Secured Obligations” (as defined in the Collateral Documents) and (d) agrees that the Credit Agreement as modified hereby is the Credit Agreement under and for all purposes of the Collateral Documents. Each party, by its execution of this Agreement, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents. Each Guarantor (a) confirms its Guaranteed Obligations under the Credit Agreement, (b) confirms that the Guaranteed Obligations under the Credit Agreement as modified hereby are entitled to the benefits of the guarantee set forth in Section 7 of the Credit Agreement and (c) confirms that the Obligations under the Credit Agreement as modified hereby constitute “Guaranteed Obligations”. Each Credit Party, by its execution of this Agreement, hereby confirms that the Guaranteed Obligations shall remain in full force and effect.
Section 8.Miscellaneous.
(a)This Agreement shall be limited as written and nothing herein shall be deemed to constitute an amendment or waiver of any other term, provision or condition of any of the Credit Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that any Lender or any Agent may now have or may in the future have under any of the Credit Documents. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
(b)THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
(c)Each of the undersigned Lenders, by its execution hereof, authorizes and directs the Administrative Agent to execute and deliver this Agreement upon the satisfaction of the conditions precedent described above (which shall be conclusively evidenced by such Lender’s execution hereof).
(d)Each of the undersigned Lenders confirms the authority of the Administrative Agent and Collateral Agent to, and the Administrative Agent and Collateral Agent each agrees to, in each case without further written consent or authorization from any Secured Party, execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a 2019 Leaseback Transaction permitted under the Credit Agreement (as amended hereby).

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:	BLUELINX HOLDINGS INC. By: /s/ Mitchell B. Lewis Name: Mitchell B. Lewis Title: President & Chief Executive Officer

GUARANTORS:	CEDAR CREEK HOLDINGS, INC. By: /s/ Mitchell B. Lewis Name: Mitchell B. Lewis Title: President & Chief Executive Officer

BLUELINX CORPORATION By: /s/ Mitchell B. Lewis Name: Mitchell B. Lewis Title: President & Chief Executive Officer

BLUELINX FLORIDA HOLDINGS NO.1 INC.
BLUELINX FLORIDA HOLDINGS N O. 2 INC.
CEDAR CREEK LLC
CEDAR CREEK CORP.
ASTRO BUILDINGS INC.
LAKE STATES LUMBER, INC.
VENTURE DEVELOPMENT & CONSTRUCTION, LLC
By:  /s/ Mitchell B. Lewis
Name: Mitchell B. Lewis
Title: President & Chief Executive Officer

BLUELINX FLORIDA LP By:BlueLinx Florida Holdings No. 2 Inc., its General Partner By: /s/ Mitchell B. Lewis Name: Mitchell B. Lewis Title: President & Chief Executive Officer

ABP AL (MIDFIELD) LLC
ABP CO II (DENVER) LLC
ABP FL (LAKE CITY) LLC
ABP FL (PENSACOLA) LLC
ABP FL (YULEE) LLC
ABP IA (DES MOINES) LLC
ABP IL (UNIVERSITY PARK) LLC
ABP IN (ELKHART) LLC
ABP KY (INDEPENDENCE) LLC
ABP LA (NEW ORLEANS) LLC
ABP ME (PORTLAND) LLC
ABP MI (GRAND RAPIDS) LLC
ABP MN (MAPLE GROVE) LLC
ABP MO (KANSAS CITY) LLC
ABP MO (SPRINGFIELD) LLC
ABP MO (BRIDGETON) LLC
ABP MO (KANSAS CITY) LLC
ABP NC (CHARLOTTE) LLC
ABP NJ (DENVILLE) LLC
ABP NY (YAPHANK) LLC
ABP OH (TALMADGE) LLC
ABP OK (TULSA) LLC
ABP PA (STANTON) LLC
ABP SC (CHARLESTON) LLC
ABP TN (ERWIN) LLC
ABP TN (MEMPHIS) LLC
ABP TN (MADISON) LLC
ABP TX (EL PASO) LLC
ABP TX (HOUSTON) LLC
ABP TX (LUBBOCK) LLC
ABP TX (SAN ANTONIO) LLC
ABP VA (RICHMOND) LLC
ABP VT (SHELBURNE) LLC
By:BlueLinx Holdings Inc., as Sole Manager
By:  /s/ Mitchell B. Lewis
Name: Mitchell B. Lewis
Title: President & Chief Executive Officer

ADMINISTRATIVE AGENT:	HPS INVESTMENT PARTNERS, LLC, as Administrative Agent By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

REQUISITE LENDERS:	SPECIALTY LOAN FUND 2016, L.P., as Lender By:HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

SPECIALTY LOAN ONTARIO FUND 2016, L.P., as Lender By:HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

SPECIALTY LOAN FUND 2016-L, L.P., as Lender By:HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

SLF 2016 INSTITUTIONAL HOLDINGS, L.P., as Lender By: HPS Investment Partners, LLC, its Service Provider By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director
MORENO STREET DIRECT LENDING FUND, L.P., as Lender By:PS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director
SPECIALTY LOAN VG FUND, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

NDT SENIOR LOAN FUND, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

AIGUILLES ROUGES SECTOR B INVESTMENT FUND, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

FALCON CREDIT FUND, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

RELIANCE STANDARD LIFE INSURANCE COMPANY, as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director
TMD-DL HOLDING, LLC, as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

TOKIO MILLENNIUM RE AG, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

SPECIALTY LOAN FUND - CX - 2, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

CACTUS DIRECT LENDING FUND, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

PRIVATE LOAN OPPORTUNITIES FUND, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

RED CEDAR FUND 2016, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

PACIFIC INDEMNITY COMPANY, as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director
AXA EQUITABLE LIFE INSURANCE COMPANY, as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name:Vikas Keswani Title:Managing Director

BTC Holdings Fund I, LLC, as Lender By:Blue Torch Credit Opportunities Fund I LP, its sole member By:Blue Torch Credit Opportunities GP LLC, its General Partner By: /s/ Kevin Genda Name:Kevin Genda Title:

BTC Holdings SC Fund LLC, as Lender
By:Blue Torch Credit Opportunities SC Master Fund
LP, its sole member
By:Blue Torch Credit Opportunities SC GP LLC, its
General Partner
By:  /s/ Kevin Genda
Name:Kevin Genda
Title: